CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Franklin Federal Tax-Free Income Fund of our report dated June 4, 2001, relating to the financial statements and financial highlights which appears in the April 30, 2001, Annual Report to Shareholders of Franklin Federal Tax-Free Income Fund. We also consent to the reference to us under the heading "Comparisons of Some Important Features."


                                        /s/  PricewaterhouseCoopers LLP
                                        ________________________________

                                        PricewaterhouseCoopers LLP

San Francisco, California
January 16, 2002